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                                                                    EXHIBIT 24.5

                                POWER OF ATTORNEY
                             LITTON INDUSTRIES, INC.


The undersigned hereby constitutes John E. Preston and Jeanette M. Thomas, and each of them, jointly and severally, his lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, including, but not limited to, that listed below, to execute and file, or cause to be filed, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") one or more registration statements on Form S-3, or Form S-4, or other appropriate form (including any amendments thereto) for the purpose of registering under the Securities Act of 1933, as amended, (the "Securities Act") the $400,000,000 8% Senior Notes due 2009 of Litton Industries, Inc. and all matters required by the SEC in connection with such registration statements under the Securities Act, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



/s/ David E. Jeremiah
-----------------------
David E. Jeremiah
Director